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                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


         H.J. Gruy and Associates, Inc. ("H.J. Gruy") hereby consents to references to H.J. Gruy as expert and to its reserve reports and to information depicted in the Annual Report on Form 10-KSB for the year ended June 30, 1998 for Queen Sand Resources, Inc., a Delaware corporation, that was derived from our reserve reports, incorporated by reference in the Prospectus constituting a part of the Registration Statement on Form S-8 and the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission on or about November 24, 1998.




                                         H.J. GRUY AND ASSOCIATES, INC.